EXHUBIT 24.2

               [Letterhead of Andersen, Andersen & Strong, L.C.]

July 27, 1998

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use of our audit report dated June 8, 1998 (and to all reference to our Firm) included in or made part of the Form S-8 registration statement of BRIA Communications Corporation.

/s/ Andersen, Andersen & Strong
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Andersen, Andersen & Strong